THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 6
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: March 14, 2005
Issue Date: March 17, 2005
The date of this Pricing Supplement is March 14, 2005

Fixed Rate Notes
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                                                                                                                       Interest
                                                     Maturity      Price to    Discounts &                              Payment
   CUSIP#               Interest Rate                  Date         Public     Commissions    Reallowance    Dealer    Frequency
----------------------------------------------------------------------------------------------------------------------------------
  07387EHD2                 5.50%                   3/15/2030      100.00%        2.50%          0.350%      98.00%      Semi
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


                                                Subject to Redemption
                                                ---------------------
----------------------------------------------------------------------------------------------------------------------------------
                 First Interest                                                                       Aggregate
First Interest       Payment      Survivor's                                                          Principal
 Payment Date        Amount         Option       Yes/No         Date and Terms of Redemption            Amount       Net Proceeds
----------------------------------------------------------------------------------------------------------------------------------
 9/15/2005          $27.19         Yes           Yes     Commencing on 3/15/2010 and on the 15th of    $1,336,000     $1,302,600
                                                         each month thereafter until Maturity, the
                                                         Notes may be called in whole at par at the
                                                         option of the Company on ten calendar days
                                                         notice.
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

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.